Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report dated August 21, 2026, with respect to the financial statements of OHB Pediatrics Ltd. (the “Company”) as of and for the year ended December 31, 2025, appearing in this proxy statement/prospectus.

We also hereby consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Frazier & Deeter, LLC

Tampa, FL

August 24, 2026